Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS SECOND-QUARTER 2012 RESULTS

BEDFORD, Mass – July 26, 2012 – Interactive Data Corporation today reported its financial results for the second quarter ended June 30, 2012. Interactive Data’s second-quarter 2012 revenue increased 2.3% to $221.2 million from $216.3 million in the second quarter of 2011. Revenue in the second quarter of 2011 was reduced by $0.3 million due to the purchase accounting for the amortization of acquisition-related deferred revenue. Excluding this adjustment and the impact of changes in foreign exchange rates, Interactive Data’s organic (non-GAAP) second-quarter 2012 revenue grew 3.6% from the same quarter last year.

Interactive Data’s second-quarter 2012 income from operations was $38.3 million, compared with income from operations of $20.2 million in the same quarter one year ago. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the second quarter of 2012 increased 5.0% to $85.7 million from $81.7 million in the same quarter one year ago.

“Interactive Data’s second-quarter 2012 financial performance improved over the same quarter last year and the prior quarter despite challenging market conditions,” stated Mason Slaine, Interactive Data’s chairman, president and chief executive officer. “We continued to generate revenue growth across a number of key product areas due in part to good new sales progress over the past several quarters. At the same time, we have balanced prudent expense control with focused investment in key technology and product-related initiatives. As a result, we converted our revenue growth into higher adjusted EBITDA and produced strong free cash flow. We remain well positioned to support our clients’ needs for high-quality market data and solutions for use across their enterprises.”

Segment Reporting and Related Operating Highlights

As previously disclosed, effective for the fourth quarter of 2011, Interactive Data’s two reportable segments were reorganized as Pricing and Reference Data, and Trading Solutions. The change was made in response to operational and organizational initiatives undertaken during the preceding year and completed in the fourth quarter of 2011, and reflects the way the Company currently approaches the market and analyzes operating performance. The Pricing and Reference Data segment represents the Company’s evaluated pricing, reference data and fixed income analytics product areas. The Trading Solutions segment represents the Company’s real-time data feeds, ultra low latency infrastructure services, hosted web applications and workstations. Historical financial results have been reclassified to reflect this change.

Pricing and Reference Data Segment:

•

Interactive Data’s Pricing and Reference Data segment reported second-quarter 2012 revenue of $154.3 million, a 4.4% increase over the second quarter of 2011. Excluding the impact of changes in foreign exchange rates and the reduction of $0.2 million in second-quarter 2011 revenue associated with the acquisition-related deferred revenue adjustment, second-quarter 2012 organic (non-GAAP) revenue for this segment increased by 5.1% from the same quarter last year. The second-quarter 2012 organic revenue performance primarily reflects continued expansion in its evaluated pricing and reference data services product areas in the U.S. and Asia Pacific regions, as well as improved performance within its BondEdge Solutions fixed income analytics product area. Earlier this month, the Company extended its long-standing alliance with Japan’s QUICK Corp. under which the Company will provide fixed income data to QUICK’s terminals. Other highlights during the second quarter of 2012 included the introduction of independent evaluations of Credit Default Swaps (CDS) and select CDS Indices, and the launch of BondEdge Wealth Manager, a new offering designed specifically to provide investment advisors with capabilities to more effectively manage fixed income portfolio strategies.

Trading Solutions Segment:

•

Interactive Data’s Trading Solutions segment generated second-quarter 2012 revenue of $66.9 million, compared with $68.6 million in the same quarter last year. Excluding the impact of changes in foreign exchange rates and the reduction of $0.1 million in second-quarter 2011 revenue associated with the acquisition-related deferred revenue adjustment, second-quarter 2012 organic (non-GAAP) revenue for this segment was essentially unchanged. Lower revenue within the real-time feeds product area was offset primarily by continued growth in the Interactive Data 7ticks trading infrastructure services area and hosted web applications area. During the second quarter of 2012, the Company continued to add new content and functionality into its FutureSource and Market-Q offerings for the energy and commodities, and wealth management markets, respectively. In addition, Interactive Data’s two new ticker plants in Hong Kong went live during the second quarter.

Other Second-Quarter 2012 Financial Highlights

Effects of Foreign Exchange:

•	The net effect of foreign exchange on second-quarter 2012 income from operations was positive $0.3 million.

Balance Sheet Highlights:

•

As of June 30, 2012, Interactive Data had cash, cash equivalents and short-term investments of $266.1 million, compared with $218.7 last quarter, $188.0 million at the same time last year and $262.2 million at the end of 2011. The Company’s total debt outstanding as of June 30, 2012, was approximately $2.0 billion.

First-Half 2012 Results

•

For the first six months ended June 30, 2012, Interactive Data reported revenue of $437.8 million, an increase of $10.0 million, or 2.3%, from $427.8 million in the same period last year. Excluding the effects of foreign exchange and the reduction in revenue of $0.9 million associated with the deferred revenue adjustment, organic revenue grew by 3.1% during the first half of 2012.

•

Interactive Data’s first-half 2012 income from operations was $67.4 million, compared with income from operations of $37.7 million in the same period one year ago. For the first half of 2012, non-GAAP adjusted EBITDA (which excludes items that are not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) increased 2.3% to $162.2 million from $158.5 million in the same period one year ago.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s second-quarter 2012 results on Friday, July 27, 2012 at 8:30 a.m. ET. The dial-in number for the conference call is (785) 424-1057 and the related access code is IDCQ212. For those who cannot listen to this broadcast, a replay of the call will be available from July 27 at 12:00 p.m. until Friday, August 3, 2012 at 12:00 p.m., and it can be accessed by dialing (402) 220-7214 or (800) 756-8809 (no access code is required).

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management includes information regarding organic revenue. Organic revenue excludes the effects of foreign currency exchange rates, adjustments related to the amortization of acquisition-related deferred revenue, and, if applicable, the contribution of businesses recently acquired (and related intercompany eliminations as appropriate). Management believes reporting organic revenue facilitates period-to-period comparisons, and provides a better understanding of underlying business trends and our future revenue growth prospects.

•

Management includes organic revenue for our Pricing and Reference Data, and Trading Solutions segments because management believes this additional level of detail provides further insight into underlying performance trends.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements about remaining well positioned to support our clients’ needs for high-quality market data and solutions for use across their enterprises. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk Factors.” The Company’s Annual Report on Form 10-K is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk on our variable rate debt (to the extent the risk is not mitigated by the interest rate hedge and cap arrangements that we may have in place from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUE	$221,243	$216,344	$437,775	$427,800

COSTS AND EXPENSES:
Cost of services	73,789	75,509	148,463	146,949
Selling, general and administrative	64,475	61,621	133,083	126,236
Depreciation	10,160	10,594	19,804	20,592
Amortization	34,517	48,417	69,074	96,315

Total costs and expenses	182,941	196,141	370,424	390,092

INCOME FROM OPERATIONS	38,302	20,203	67,351	37,708

Interest expense, net	(37,168)	(38,738)	(74,992)	(80,635)
Other income (expense), net	28	(2,387)	275	(2,738)
Loss on extinguishment of debt	—	—	—	(25,450)

INCOME (LOSS) BEFORE INCOME TAXES	1,162	(20,922)	(7,366)	(71,115)

Income tax expense (benefit)	1,055	(10,855)	1,319	(33,862)

NET INCOME (LOSS)	$107	$(10,067)	$(8,685)	$(37,253)

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$248,633	$262,152
Short-term investments	17,465	—
Accounts receivable, net	133,014	118,248
Prepaid expenses and other current assets	25,331	27,419
Income tax receivable	6,247	6,251
Deferred income taxes	34,570	42,281

Total current assets	465,260	456,351

Property and equipment, net	133,944	122,289
Goodwill	1,636,598	1,637,126
Intangible assets, net	1,748,743	1,818,117
Deferred financing costs, net	49,603	54,478
Other assets	4,695	5,310

Total Assets	$4,038,843	$4,093,671

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$16,711	$17,911
Accrued liabilities	79,013	89,214
Borrowings, current	—	56,417
Interest payable	30,475	30,584
Income taxes payable	21,533	7,008
Deferred revenue	30,441	24,944

Total current liabilities	178,173	226,078

Income taxes payable	6,869	10,906
Deferred tax liabilities	626,386	647,090
Other liabilities	55,786	59,908
Borrowings, net of current portion and original issue discount	1,958,226	1,929,784

Total Liabilities	2,825,440	2,873,766

Equity:
Common stock	—	—
Additional paid-in-capital	1,336,091	1,333,344
Accumulated loss	(132,264)	(123,579)
Accumulated other comprehensive income	9,576	10,140

Total Equity	1,213,403	1,219,905

Total Liabilities and Equity	$4,038,843	$4,093,671

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Six Months Ended June 30,
	2012	2011

Cash flows from operating activities:
Net loss	$(8,685)	$(37,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	88,878	116,907
Amortization of deferred financing costs and accretion of notes discounts	8,929	9,027
Deferred income taxes	(12,569)	(39,213)
Stock-based compensation	1,705	1,788
Non-cash interest expense	753	—
Provision (recovery) for doubtful accounts and sales credits	1,998	(764)
Loss on dispositions of fixed assets	13	126
Loss on extinguishment of debt	—	25,450
Changes in operating assets and liabilities, net	(12,048)	(6,443)

NET CASH PROVIDED BY OPERATING ACTIVITIES	68,974	69,625

Cash flows from investing activities:
Purchase of property and equipment	(31,890)	(17,885)
Business and asset acquisitions, net of acquired cash	—	19
Purchase of short-term investments	(17,548)	—

NET CASH USED IN INVESTING ACTIVITIES	(49,438)	(17,866)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	—	1,358
Principal payments on long-term debt	(32,029)	(3,363)
Principal payments on capital leases	(171)	—
Proceeds from issuance of restricted parent company common stock	—	11,850
Capital contribution resulting from exercise of parent company stock options	637	—
Payment of interest rate cap	(832)	—

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(32,395)	9,845

Effect of change in exchange rates on cash and cash equivalents	(660)	2,708

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,519)	64,312
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	262,152	123,704

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$248,633	$188,016

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change

Revenue	$221,243	$216,344	2.3%	$437,775	$427,800	2.3%
Total deferred revenue adjustment	—	260	—	—	901	—

Non-GAAP revenue before total deferred revenue adjustment	221,243	216,604	2.1%	437,775	428,701	2.1%
Total effects of foreign exchange	3,130	—	—	4,080	—	—

Total organic (non-GAAP) revenue	$224,373	$216,604	3.6%	$441,855	$428,701	3.1%

Interactive Data Pricing and Reference Data Segment

Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Pricing and Reference Data Revenue	$154,337	$147,765	4.4%	$303,997	$291,904	4.1%
Effects of deferred revenue adjustment	—	150	—	—	600	—

Non-GAAP revenue before effects of deferred revenue adjustment	154,337	147,915	4.3%	303,997	292,504	3.9%
Effects of foreign exchange	1,189	—	—	1,555	—	—

Total organic (non-GAAP) revenue	$155,526	$147,915	5.1%	$305,552	$292,504	4.5%

Interactive Data Trading Solutions Segment

Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Trading Solutions Revenue
Real-Time Feeds and Trading Infrastructure Services	$27,638	$28,523	-3.1%	$54,865	$56,398	-2.7%
Hosted Web Applications and Workstations	39,268	40,056	-2.0%	78,913	79,498	-0.7%

Total Trading Solutions Revenue	$66,906	$68,579	-2.4%	$133,778	$135,896	-1.6%
Effects of deferred revenue adjustment	—	110	—	—	301	—

Non-GAAP revenue before effects of deferred revenue adjustment	$66,906	$68,689	-2.6%	$133,778	$136,197	-1.8%
Effects of foreign exchange	1,941	—	—	2,525	—	—

Total organic (non-GAAP) revenue	$68,847	$68,689	0.2%	$136,303	$136,197	0.1%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Income (Loss)	$107	$(10,067)	$(8,685)	$(37,253)
Interest expense	37,168	38,738	74,992	80,635
Other expense (income)	(28)	2,387	(275)	2,738
Income tax expense (benefit)	1,055	(10,855)	1,319	(33,862)
Depreciation and amortization	44,677	59,011	88,878	116,907

EBITDA	$82,979	$79,214	$156,229	$129,165

Adjustments:
Stock-based compensation	874	1,020	1,705	1,788
Other non-recurring charges[2]	351	745	1,160	26,656
Other charges[3]	1,534	704	3,066	913

Total Adjustments	2,759	2,469	5,931	29,357

Adjusted EBITDA	$85,738	$81,683	$162,159	$158,522

Adjusted EBITDA Margin[4]	38.8%	37.7%	37.0%	37.0%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	15,000	15,000

Pro Forma Adjusted EBITDA	$93,238	$89,183	$177,159	$173,522

Pro Forma Adjusted EBITDA Margin[4]	42.1%	41.2%	40.5%	40.5%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended				Trailing Twelve Months Ended
	September 30,	December 31,	March 31,	June 30,	June 30,
	2011	2011	2012	2012	2012
Net Income (Loss)	$9,848	$(1,911)	$(8,792)	$107	$(748)
Interest expense	38,390	38,095	37,824	37,168	151,477
Other (income) expense	(30)	1,011	(247)	(28)	706
Income tax expense (benefit)	(17,433)	(3,960)	264	1,055	(20,074)
Depreciation and amortization	51,141	46,420	44,201	44,677	186,439

EBITDA	$81,916	$79,655	$73,250	$82,979	$317,800

Adjustments:
Stock-based compensation	952	1,489	831	874	4,146
Other non-recurring charges[2]	2,679	557	809	351	4,396
Other charges[3]	1,814	1,756	1,531	1,534	6,635

Total Adjustments	5,445	3,802	3,171	2,759	15,177

Adjusted EBITDA	$87,361	$83,457	$76,421	$85,738	$332,977

Adjusted EBITDA Margin[4]	40.1%	37.6%	35.3%	38.8%	37.9%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$94,861	$90,957	$83,921	$93,238	$362,977

Pro Forma Adjusted EBITDA Margin[4]	43.5%	41.0%	38.8%	42.1%	41.4%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Adjusted EBITDA	$85,738	$81,683	5.0%	$162,159	$158,522	2.3%
Capital Expenditures	17,270	10,093	71.1%	31,890	17,885	78.3%

Free Cash Flow	$68,468	$71,590	-4.4%	$130,269	$140,637	-7.4%